Exhibit 3.45
Certificate of Assistant Secretary
     I, Wayne R. Lewis, in my capacity as Assistant Secretary of DPS Americas Beverages Investments, Inc., a Delaware corporation (the “Corporation”), am delivering this Certificate of Assistant Secretary to certify that the Corporation was formerly known as Cadbury Schweppes Americas Investments, Inc. (“Former Name”) and the Bylaws attached hereto in the Former Name continue to be the Bylaws of the Corporation.
     IN WITNESS WHEREOF, I have set my hand to this Certificate as of the 18th day of November, 2008.

DPS AMERICAS BEVERAGES INVESTMENTS, INC. a Delaware corporation
By:	/s/ Wayne R. Lewis
Wayne R. Lewis
Assistant Secretary

State of Texas	§
§
County of Collin	§
     This instrument was acknowledged before me on this 18th day of November 2008, by Wayne R. Lewis, Assistant Secretary of DPS Americas Beverages Investments, Inc., a Delaware corporation, on behalf of said corporation.

/s/ Janet L. Barrett
Janet L. Barrett
Notary Public in and for the State of Texas

BY-LAWS
OF
CADBURY SCHWEPPES AMERICAS INVESTMENTS INC.
ARTICLE I
Stockholders.
     SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held in the Netherlands on such date and at such time as may be designated by the Board of Managing Directors, for the purpose of electing Managing Directors and for the transaction of such other business as may be properly brought before the meeting.
     SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Managing Directors, the Chairman or the President. Any special meeting of the stockholders shall be held in the Netherlands on such date and at such time as the Board of Managing Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.
     SECTION 3. Notice of Meetings. Except as otherwise provided in these By-Laws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at his or her address as it appears on the records of the

Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
     SECTION 4. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these By-Laws.
     SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holder of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
     SECTION 6. Organization. The Chairman or, in the absence of the Chairman, the President or a Vice President shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman, the President and all of the Vice Presidents, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman of the meeting.
     The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.
     SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Managing Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of Managing Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.
     Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.
     SECTION 8. Inspectors. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more inspectors who may be appointed by the Board of Managing Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.
     SECTION 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE II
Board of Managing Directors
     SECTION 1. General. The Board of Managing Directors shall constitute a ‘board of directors’ of the Corporation, and each Managing Director shall constitute a ‘director’ of the Corporation, as such terms are defined in Section 141 of the General Corporation Law of the State of Delaware. The Board of Managing Directors shall be authorized to represent the Corporation and any two officers, acting jointly, shall also be authorized to represent the Corporation.
     SECTION 2. Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Managing Directors, none of whom need be stockholders of the Corporation. The number of Managing Directors constituting the Board of Managing Directors shall be fixed from time to time by resolution passed by a majority of the Board of Managing Directors. The Managing Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

     SECTION 3. Removal, Vacancies and Additional Managing Directors. The stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Managing Director and fill the vacancy; provided that whenever any Managing Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Managing Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Managing Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Managing Directors, may be filled by the affirmative vote of a majority of the Managing Directors then in office, although less than a quorum, and any Managing Director so elected to fill any such vacancy or newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
     When one or more Managing Directors shall resign effective at a future date, a majority of the Managing Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Managing Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.
     SECTION 4. Place of Meeting. All meetings of the Board of Managing Directors shall be held in such place or places in the Netherlands as the Board from time to time shall determine.
     SECTION 5. Regular Meetings. Regular meetings of the Board of Managing Directors shall be held at such times and places in the Netherlands as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of

Managing Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Managing Director at least five days before the first meeting held in pursuance thereof.
     SECTION 6. Special Meetings. Special meetings of the Board of Managing Directors shall be held in the Netherlands whenever called by direction of the President or by any two of the Managing Directors then in office.
     Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two days before the meeting or by causing the same to be transmitted by facsimile, electronic mail, telegram or telephone at least one day before the meeting to each Managing Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one of the purposes of the meeting. At any meeting at which every Managing Director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-Laws. Special meetings shall not be held in the United Kingdom.
     SECTION 7. Quorum. Subject to the provisions of Section 3 of this Article II, a majority of the members of the Board of Managing Directors in office shall constitute a quorum for the transaction of business and the vote of the majority of the Managing Directors present at any meeting of the Board of Managing Directors at which a quorum is present shall be the act of the Board of Managing Directors. If at any meeting of the Board of Managing Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

     SECTION 8. Organization. The Chairman shall preside at all meetings of the Board of Managing Directors. In the absence of the Chairman, a Chairman of the meeting shall be elected from the Managing Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Managing Directors; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
     SECTION 9. Committees. The Board of Managing Directors may designate one or more committees, each committee to consist of one or more of the Managing Directors of the Corporation. The Board of Managing Directors may designate one or more Managing Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Managing Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Managing Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or adopting, amending or repealing these By-laws.
     SECTION 10. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Managing Directors or any committee designated by the Board, may participate in a meeting of the Board of Managing Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
     SECTION 11. Consent of Managing Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Managing Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be; provided, however, that such consent shall not be executed in the United Kingdom.
ARTICLE III
Officers
     SECTION 1. Officers. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Managing Directors pursuant to the provisions of Section 6 of this Article III. The Chairman, the President, one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Managing Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Managing Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Managing Directors. Any number of offices may be held by the same person.
     All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Managing Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Managing Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.
     Any vacancy caused by the death, resignation or removal of any officer, or otherwise, may be filled by the Board of Managing Directors, and any officer so elected shall hold office at the pleasure of the Board of Managing Directors.
     In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Managing Directors.
     SECTION 2. Powers and Duties of the President. The President shall, subject to the control of the Board of Managing Directors, shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of President. The President shall have such powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Managing Directors.
     SECTION 3. Powers and Duties of the Vice Presidents. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Managing Directors, the Chairman or the President.
     SECTION 4. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Managing Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Managing Directors, the Chairman or the President shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Managing Directors, the Chairman or the President shall direct, all of which shall at all reasonable times be open to the examination of any Managing Director, upon application, at the office of the Corporation during business hours. The Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Managing Directors, the Chairman or the President.
     SECTION 5. Powers and Duties of the Treasurer. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation. The Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Managing Directors may designate; shall sign all receipts and vouchers for payments made to the Corporation; shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of and whenever required by the Board of Managing Directors, the Chairman or the President shall render statements of such accounts. The Treasurer shall, at all reasonable times, exhibit the books and accounts to any Managing Director of the Corporation upon application at the office of the Corporation during business hours; and shall have all powers and shall perform all duties incident of the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Managing Directors or the President.

     SECTION 6. Additional Officers. The Board of Managing Directors may from time to time elect such other officers (who may but need not be Managing Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned by the Board of Managing Directors, the Chairman or the President.
     The Board of Managing Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.
     SECTION 7. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Managing Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.
     SECTION 8. Voting Upon Stocks. Unless otherwise ordered by the Board of Managing Directors, the Chairman, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Managing Directors may from time to time, by resolution, confer like powers upon any other person or persons.

     SECTION 9. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Managing Directors.
ARTICLE IV
Stock-Seal-Fiscal Year
     SECTION 1. Certificates For Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Managing Directors. All certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.
     In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.
     All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.
     Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and cancelled.

     SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Managing Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Managing Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.
     SECTION 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article IV.
     SECTION 4. Regulations. The Board of Managing Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
     SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Managing Directors may fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, prior to, or more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Managing Directors, or (iii) more than sixty (60) days prior to any other action.
     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Managing Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Managing Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Managing Directors may fix a new record date for the adjourned meeting.
     SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Managing Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

     Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Managing Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.
     SECTION 7. Corporate Seal. The Board of Managing Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Managing Directors, the Chairman or the President.
     SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Managing Directors from time to time by resolution shall determine.
ARTICLE V
Miscellaneous Provisions.
     SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Managing Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Managing Directors from time to time shall designate.
     Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Managing Directors from time to time may designate.

     SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Managing Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.
     SECTION 3. Contracts. Except as otherwise provided in these By-Laws or by law or as otherwise directed by the Board of Managing Directors, the Chairman, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Managing Directors, the Chairman, the President or any Vice President designated by the Board of Managing Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

     SECTION 4. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
     SECTION 5. Principal Office. The principal office of the Corporation shall be located at Telestone 8 – Teleport, Naritaweg 165, Amsterdam, 1043 BW, The Netherlands, or at such place or places in the Netherlands, as from time to time may be determined by the Board of Managing Directors, the Chairman or the President.
ARTICLE VI
Amendments
     These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Managing Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these By-Laws was one of the purposes of the meeting; but these By-Laws and any amendment thereof may be altered, amended or repealed or new By-Laws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

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